Exhibit 99.1

          Hometown Auto Retailers Announces First Quarter 2004 Results

WATERTOWN, Conn. - May 13, 2004 - Hometown Auto Retailers, Inc. (OTC BB: HCAR) today announced its financial results for the first quarter ended March 31, 2004.

Hometown reported revenues of $65.9 million in the first quarter of 2004 versus revenues of $60.3 million for the same period in 2003, an increase of $5.6 million or 9.3 percent. On a same store basis (excluding the Chrysler/Jeep new car franchise sold in June 2003), revenues increased $7.5 million or 12.8 percent to $65.9 million in the first quarter of 2004 from $58.4 million for the same period in 2003. Gross profit for the first quarter of 2004 increased $500,000 or 5.6 percent to $9.5 million versus gross profit of $9.0 million in same period in 2003. On a same store basis, gross profit increased $758,000 or
8.6 percent to $9.5 million for the first quarter of 2004 from $8.8 million for the same period in 2003.

Net income for the first quarter of 2004 was $102,000, generating basic and diluted earnings per share of $0.01 versus a net loss of $(121,000) and a basic and diluted loss per share of $(0.02) for the same period in 2003.

"We are pleased to present a year-over-year improvement to our shareholders for our first quarter results of 2004," said Corey Shaker, Hometown president and chief executive officer. "Revenues were up more than 9 percent and net profit increased year-over-year. This improvement for the quarter and our previously reported full year results for 2003 seem to have helped with our commitment to adding shareholder value. However, we are looking for even greater improvements to the bottom line and it would be disingenuous to convey to our shareholders that we are completely satisfied with our first quarter results. As a result, we continue to explore better ways to control expenses while at the same time not hurting our marketing efforts."

         Hometown sold 3,314 vehicles during the first quarter of 2004, 398 more than it sold in the same period in 2003 or an increase of more than 13 percent. Total vehicles sold (by category) are shown in the table below.

         Year-Over-Year Comparison          For the First Quarter Ended
                                               March 31,
                                                 2004         2003
                                                -----        -----
         New vehicle                            1,496        1,368
         Used vehicle - retail                    915          936
         Used vehicle - wholesale                 903          612
                                                -----        -----
         Total units sold                       3,314        2,916
                                                =====        =====

Hometown Auto Announces First Quarter 2004 Results

On a same store basis, Hometown sold 3,314 vehicles during the first quarter of 2004, 461 more than it sold in the same period in 2003 or an increase of more than 16 percent. Total vehicles sold (by category) on a same store basis are shown in the table below.

         Same Store Basis Comparison        For the First Quarter Ended
                                               March 31,
                                                 2004         2003
                                                -----        -----
         New vehicle                            1,496        1,305
         Used vehicle - retail                    915          936
         Used vehicle - wholesale                 903          612
                                                -----        -----
         Total units sold                       3,314        2,853
                                                =====        =====

Sales of new vehicles increased $5.2 million or 14.5 percent to $41.1 million for the first quarter of 2004 versus $35.9 million in 2003. On a same store basis, sales of new vehicles increased $6.9 million or 20.2 percent to $41.1 million for the first quarter of 2004 versus $34.2 million in 2003. Used vehicle sales increased $516,000 or 3.1 percent to $16.9 million for the first quarter of 2004 versus $16.4 million in 2003. Parts and service revenues for the first quarter of 2004 decreased $256,000 or 4.1 percent to $6.0 million versus $6.2 million in 2003. On a same store basis, parts and service revenues remained consistent at $6.0 million for the first quarters of both 2004 and 2003. Other revenues (net) increased $113,000 or 6.3 percent to $1.9 million for the first quarter of 2004 versus $1.8 million for the same period in 2003. On a same store basis, other revenues (net) increased $130,000 or 7.2 percent to $1.9 million for first quarter of 2004 versus $1.8 million for the same period in 2003.


                                 About Hometown

Hometown Auto Retailers (www.htauto.com) sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts and provides related financing, insurance and service contracts through nine franchised dealerships and one stand-alone used car facility located in New Jersey, New York, Connecticut, Massachusetts and Vermont. The company's dealerships offer nine American and Asian automotive brands, including Chevrolet, Chrysler, Dodge, Ford, Jeep, Lincoln, Mazda, Mercury, and Toyota. Hometown is also active in two "niche" segments of the automotive market: the sale of Lincoln Town Cars and limousines to livery car and livery fleet operators and the maintenance and repair of cars and trucks at a Ford and Lincoln Mercury factory authorized free-standing service center.

This release contains "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, its ability to consummate, and the timing of acquisitions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

Hometown Auto Announces First Quarter 2004 Results

                          HOMETOWN AUTO RETAILERS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)

                                                        For the Three Months
                                                          Ended March 31,
                                                  ------------------------------
                                                     2004              2003
                                                  -----------       -----------
Revenues
   New vehicle sales                              $    41,115       $    35,930
   Used vehicle sales                                  16,910            16,394
   Parts and service sales                              5,959             6,216
   Other, net                                           1,894             1,780
                                                  -----------       -----------
      Total revenues                                   65,878            60,320

Cost of sales
   New vehicle                                         38,355            33,560
   Used vehicle                                        15,244            14,818
   Parts and service                                    2,759             2,922
                                                  -----------       -----------
      Total cost of sales                              56,358            51,300
                                                  -----------       -----------
      Gross profit                                      9,520             9,020

Selling, general and administrative expenses            8,621             8,446
                                                  -----------       -----------
      Income from operations                              899               574

   Interest income                                         44                 7
   Interest (expense)                                    (801)             (778)
   Other income                                             2                13
   Other (expense)                                         (4)               (3)
                                                  -----------       -----------

Pre-tax income (loss)                                     140              (187)
      Provision (benefit) for income taxes                 38               (66)
                                                  -----------       -----------
Net income (loss)                                 $       102       $      (121)
                                                  ===========       ===========

Earnings (loss) per share, basic                  $      0.01       $     (0.02)
                                                  ===========       ===========

Earnings (loss) per share, diluted                $      0.01       $     (0.02)
                                                  ===========       ===========

Weighted average shares outstanding, basic          7,175,105         7,175,105
Weighted average shares outstanding, diluted        7,471,259         7,175,105

Hometown Auto Announces First Quarter 2004 Results

                          HOMETOWN AUTO RETAILERS, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                                                                           March 31,    December 31,
                                     ASSETS                                  2004           2003
                                                                         (Unaudited)
                                                                           --------       --------
Current Assets:
   Cash and cash equivalents                                               $  5,819       $  5,639
   Accounts receivable, net                                                   6,725          6,058
   Inventories, net                                                          44,531         37,774
   Prepaid expenses and other current assets                                    634            625
   Deferred and prepaid income taxes                                          1,401          1,349
                                                                           --------       --------
     Total current assets                                                    59,110         51,445

Property and equipment, net                                                  12,543         12,678
Other assets                                                                  1,108          1,141
                                                                           --------       --------
     Total assets                                                          $ 72,761       $ 65,264
                                                                           ========       ========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Floor plan notes payable                                                $ 45,201       $ 38,003
   Accounts payable and accrued expenses                                      6,291          5,798
   Current maturities of long-term debt and capital lease obligations         1,004            996
   Deferred revenue                                                             467            609
                                                                           --------       --------
     Total current liabilities                                               52,963         45,406

Long-term debt and capital lease obligations                                 11,835         12,076
Long-term deferred income taxes                                                 125            125
Other long-term liabilities and deferred revenue                                808            729
                                                                           --------       --------
     Total liabilities                                                       65,731         58,336

Commitments and Contingencies

Stockholders' Equity
   Preferred stock, $.001 par value, 2,000,000 shares
   authorized, no shares issued and outstanding                                  --             --
   Common stock, Class A, $.001 par value, 12,000,000 shares
   authorized, 3,655,853 shares issued and outstanding                            4              4
   Common stock, Class B, $.001 par value, 3,760,000 shares
   authorized, 3,519,252 shares issued and outstanding                            3              3
   Additional paid-in capital                                                29,760         29,760
   Accumulated deficit                                                      (22,737)       (22,839)
                                                                           --------       --------
     Total stockholders' equity                                               7,030          6,928
                                                                           --------       --------
     Total liabilities and stockholders' equity                            $ 72,761       $ 65,264
                                                                           ========       ========